UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2025

INTUITIVE SURGICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1020 Kifer Road
Sunnyvale, California 94086
(Address of Principal Executive Offices) (zip code)
Registrant’s telephone number, including area code: (408) 523-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISRG	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.
On January 23, 2025, Intuitive Surgical, Inc. (“Intuitive”) issued a press release announcing its financial results for the quarter ended December 31, 2024. A copy of the press release is furnished hereto as Exhibit 99.1.
The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of Intuitive under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01.	Other Events
On January 21, 2025, Intuitive announced that it has entered into a definitive agreement with the current Intuitive technology distributors ab medica, Abex, Excelencia Robotica, and their affiliates to acquire the da Vinci and Ion distribution businesses in Italy, Spain, Portugal, Malta, and San Marino, and associated territories. The transaction consists of an upfront cash payment of approximately €290 million and up to an additional €31 million in commercial milestone cash payments, subject to certain closing adjustments. The Company expects to complete the transaction in the first half of 2026, subject to customary closing conditions.
A copy of the Company’s press release announcing the signing of a definitive agreement with the current Intuitive technology distributors ab medica, Abex, Excelencia Robotica, and their affiliates is included as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference provided, however, that information on or connected to our website or the website of any third-party hyperlinked from or referenced in the Company’s press release included as Exhibit 99.2 to this Current Report on Form 8-K is expressly not incorporated by reference into or intended to be filed as a part of this Current Report on Form 8-K.
Forward-Looking Statements
This report contains forward-looking statements which relate to expectations concerning matters that are not historical facts. These forward-looking statements are necessarily estimates reflecting the judgment of the Company’s management and involve a number of risks and uncertainties that could cause actual results or impacts on the Company’s operations, financial performance, and market position to differ materially from those suggested by the forward-looking statements. These forward-looking statements include, but are not limited to, statements related to the commercial milestone cash payments, closing adjustments, and expected closing timeframe of the transaction. These forward-looking statements should be considered in light of various important factors and involve known and unknown risks, uncertainties, and other factors, which may cause the actual results, performance, or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include, among others, economic conditions in the markets in which we operate, changes in governmental regulations, regulatory enforcement priorities, and other factors discussed in the Company’s Annual Report and other filings with relevant securities regulators.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report and which are based on current expectations and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those risk factors identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by the Company’s other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.

Item 9.01.	Financial Statements and Exhibits.
d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Intuitive Surgical, Inc., dated January 23, 2025
99.2	Press release issued by Intuitive Surgical, Inc., dated January 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: January 23, 2025	By:	/s/ JAMIE E. SAMATH
Name: Jamie E. Samath
Title: Executive Vice President, Chief Financial Officer